Exhibit 26N-2



                  [SUTHERLAND ASBILL & BRENNAN LLP LETTERHEAD]






                                   May 1, 2006


Board of Directors
National Life Insurance Company
One National Life Drive
Montpelier, Vermont  05604

                  Re:      National Variable Life Insurance Account

Ladies and Gentlemen:

         We hereby consent to the reference to our name under the caption "Legal Matters" in the Statement of Additional Information filed as part of Post-Effective Amendment No. 18 to the Registration Statement on Form N-6 by National Variable Life Insurance Account for certain variable life insurance policies (File No. 33-91938). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                     Very truly yours,

                                     SUTHERLAND ASBILL & BRENNAN LLP



                                     By:        /s/ Stephen E. Roth
                                              ----------------------------------
                                                 Stephen E. Roth